UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                       November 8, 2002 (November 6, 2002)

                             clickNsettle.com, Inc.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-21419                   25-2753988
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                             1010 Northern Boulevard
                           Great Neck, New York 11021
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 829-4343


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                       Index to Current Report on Form 8-K
                            of clickNsettle.com, Inc.
                                November 8, 2002


Item                            Page
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Item 5.  Other Events           3


         Signatures             4


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


Item 5. Other Events.

On November 6, 2002, clickNsettle.com, Inc. ("the Company") received a letter from Nasdaq Listing Qualifications indicating that the Company's common stock had not maintained a minimum bid price of $1.00 over the previous 30 consecutive trading days. The Company is being provided 180 calendar days, or until May 5, 2003, to regain compliance. If, at anytime before May 5, 2003, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance. If compliance cannot be demonstrated by May 5, 2003, the Nasdaq Listing Qualifications Staff (the `Staff") will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market. If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day grace period to demonstrate compliance. Otherwise, the Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal Nasdaq's determination to a Listing Qualifications Panel. However, there can be no assurance the Panel will grant the Company's request for continued listing.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                           clickNsettle.com, Inc.


                           By: /s/ Roy Israel

                           Name:  Roy Israel
                           Title: Chief Executive Officer and President


                           By: /s/ Patricia Giuliani-Rheaume

                           Name:  Patricia Giuliani-Rheaume
                           Title: Chief Financial Officer and Vice President


Date: November 8, 2002


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